Exhibit 10.6
AMENDMENT NUMBER TWO
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2024 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”);

WHEREAS, L3Harris has entered into an Agreement (such agreement, as it may be amended from time to time, the “Accenture Agreement”) with Accenture (“Accenture”), which sets forth the requirements of that certain project in connection with which certain “In-Scope Employees” (for all purposes of this Amendment, as such term is defined in Schedule P – Personnel to the Accenture Agreement) will terminate employment with L3Harris and its subsidiaries on or around June 15, 2024 (the actual date of such termination of employment for each In-Scope Employee, his or her “Employment Termination Date”) and become employed with Accenture (the “Employment Transition”);

WHEREAS, each In-Scope Employee will cease to participate in the Plan as of his or her Employment Termination Date;

WHEREAS, L3Harris has determined that, effective as of his or her Employment Termination Date, and provided he or she has accepted an offer of employment with Accenture as of such date, each In-Scope Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Head of Global Benefits desires to amend the Plan to reflect the above-described vesting.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan, “Special Rules Applying to Divestiture Accounts and Divestiture Participants,” is hereby amended, contingent upon the consummation of the Employment Transition, and effective as of the earliest Employment Termination Date, to add a new paragraph at the end thereof as follows:

[18.]    IT Outsourcing to Accenture

(a) In General. The Company has entered into an Agreement with Accenture (“Accenture”) (such agreement, as it may be amended from time to time, the “Accenture

Exhibit 10.6
Agreement”), which sets forth the requirements of that certain project in connection with which certain “In-Scope Employees” (as such term is defined in Schedule P – Personnel to the Accenture Agreement) will terminate employment with L3Harris and its subsidiaries on or around June 15, 2024 (the actual date of such termination of employment for each In-Scope Employee, his or her “Employment Termination Date”) and become employed with Accenture (the “Employment Transition”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of his or her Employment Termination Date, and provided he or she has accepted an offer of employment with Accenture as of such date, each In-Scope Employee shall be 100% vested in their Accounts under the Plan.
APPROVED by the HEAD OF GLOBAL BENEFITS on this 6 day of June, 2024.

Allison Oncel
Senior Director, Global Benefits, Global Total Rewards

Exhibit 10.6
SIGNATURE PAGE TO AMENDMENT NUMBER TWO
TO L3HARRIS RETIREMENT SAVINGS PLAN